Exhibit 10.3

 AIA Document G701-2001

Change Order

Owner	☒
Architect	☒
Contractor	☒
Field	☒
Other	☐

PROJECT (Name and address)	CHANGE ORDER NUMBER:	001
HARD ROCK HOTEL & CASINO
777 BEACH BOULEVARD	DATE:	October 7, 2004
BILOXI, MS 39530

TO CONTRACTOR (Name and address)	ARCHITECT’S PROJECT NO	23020
ROY ANDERSON CORP	CONTRACT DATE:	December 24, 2003
PO BOX 2	CONTRACT FOR	Hard Rock Construction
GULFPORT, MS 39502

THE CONTRACT IS CHANGED AS FOLLOWS

Drywall and EIFS changes to accommodate the finalized Architectural design for each area

1 Casino	894,631
• Revised Buffet layout to a station type configuration
• Revised Casino, Steak House, High Limit and Buffet Ceiling design
• Added program space for 24/7 Dinner
• Revised Center Bar Design
• Premium for labor requirement (Drywall portion only no EIFS)

2 Lowrise Building	1,796,392
• Revised design for Pool club, VIP Lounge, Green Rooms, Warehouse Spaces, Mech and Elec Spaces
• Additional 31,000 sf of program spaces for BOH, Retail, Restaurant, Spa, Office, Mech, Elec & Misc. support
• Build out Executive Office Spaces and added load bearing walls requirement at Spa and Office area
• Revised ceiling design at various Lowrise area with greater detailing and elevation changes
• Premium for labor requirement (Drywall portion only no EIFS)

3 Hotel	241,351
• Additional 10 typical guestrooms and 2 suites
• Typical guestroom and hallway design changes
• Premium for labor requirement (Drywall portion only no EIFS)

4 Additional concrete formwork scope at Parking Garage	74,141

5 Additional concrete formwork scope at the Hotel	241,296

6 Additional concrete formwork scope at the Lowrise and Casino	174,037

7 Additional operators requirement	152,401

8 Additional doors, frames and hardware to accommodate the added program spaces and design revisions.	66,684
Total	3,640,933

The original Contract Sum Was	$81,957,183
The Net Change By Previously Authorized Change Orders	$0
The Contract Sum Prior To This Change Order Was	$81,957,183
The Contract Sum Will Be Increased By This Changer Order in the Amount of	$3,640,933
The New Contract Sum Including This Change Order Will Be	$85,598,116

The Contract Time will be increased by Zero (0) Days
The date of Substantial Completion as of the date of this Change Order therefore is	July 23, 2005

NOTE: This Change Order does not include changes in the Contract Sum, Contract Time or Guaranteed Maximum Price Which have been authorized by Construction Change Directive until the cost and time have been agreed upon by both the Owner and Contractor, in which case a Change Order is executed to supersede the Construction Change Directive

NOT VALID UNTIL SIGNED BY THE ARCHITECT, CONTRACTOR AND OWNER

Paul Steelman Design Group	Roy Anderson Corp	Premier Entertainment Biloxi LLC (Premier)
ARCHITECT (Firm Name)	CONTRACTOR (Flrm Name)	OWNER (Firm Name) Premier Finance Biloxi Corp (PFC)

3330 W Desert Inn Road	P.O.BOX 2	P.O. BOX 268
Las Vegas, NY 89102	Gulfport, MS 39502	Biloxi, MS 39533-0268
ADDRESS	ADDRESS	ADDRESS

/s/ Robert A. Murphy	/s/ Meng Chai	/s/ Joe Billhimer
By (Signature)	By (Signature)	By (Signature)
For Premier and PFC
Robert A. Murphy	Meng Chai	Joe Billhimer
(Type Name)	(Type Name)	(Type Name)

10/29/04	10/12/04	10/22/04
DATE:	DATE:	DATE:

AIA Document G701 - 2001. Copyright 1978 and 2001 by The American Institute of Architects.  All rights reserved.  Warning: This AIA Document is protected by the U.S. Copyright Law and International Treaties.  Unauthorized reproduction or distribution of this AIA Document, or any Portion of it, may result in severe civil and criminal penalties and will be prosecuted to the maximum extent possible under the law.  This document was produced by AIA software under Order No 1000097216 1 which expires on 2/8/2005, and is not for resale.